OREA Ontario Real Estate Association

Agreement of Purchase and Sale
Commercial

Form 500

This Agreement of Purchase and Sale dated this 20 day of May 2015

BUYER, 123 Real Estate Development Ontario Ltd (Full legal names of all Buyers), agrees to purchase from

SELLER, DH Properties (Gp) Inc (Full legal names of all Sellers), the following

REAL PROPERTY:

Address 41 Metropolitan Road

fronting on the South side of Metropolitan Rd

in the City of Toronto

and having a frontage of 446.88 feet more or less by a depth of 412.86 feet more or less

and legally described as Plan 4597 PT BLKS D TO F PT KNOTT RD AND PT PARKINSON RD RP 66R21963 PARTS 1 AND 5

(Legal description of land including easements not described elsewhere) (the "property").

PURCHASE PRICE: Dollars (CDN$) 5,700,000.00

Five Million Seven Hundred Thousand Dollars

DEPOSIT: Buyer submits Buyer has submitted to Osler, Hoskin & Harcourt LLP (Herewith/Upon Acceptance/as otherwise described in this Agreement)

Two Hundred Thousand Dollars (CDN$) 200,000.00

by negotiable cheque payable to Osler, Hoskin & Harcourt LLP "Deposit Holder" to be held in trust pending completion or other termination of this Agreement and to be credited toward the Purchase Price on completion. For the purposes of this Agreement, "Upon Acceptance" shall mean that the Buyer is required to deliver the deposit to the Deposit Holder within 24 hours of the acceptance of this Agreement. The parties to this Agreement hereby acknowledge that, unless otherwise provided for in this Agreement, the Deposit Holder shall place the deposit in trust in the Deposit Holder's non-interest bearing Real Estate Trust Account and no interest shall be earned, received or paid on the deposit.

Buyer agrees to pay the balance as more particularly set out in Schedule A attached.

SCHEDULE(S) A .... **attached hereto form(s) part of this Agreement.**

1. **IRREVOCABILITY:** This offer shall be irrevocable by Buyer (Seller/Buyer) until 9:00 p.m. on the 5 day of August 20 15, after which time, if not accepted, this offer shall be null and void and the deposit shall be returned to the Buyer in full without interest.

2. **COMPLETION DATE:** This Agreement shall be completed by no later than 6:00 p.m. on the 15 day of September 20 15. Upon completion, vacant possession of the property shall be given to the Buyer unless otherwise provided for in this Agreement.

INITIALS OF BUYER(S): [initials] **INITIALS OF SELLER(S):** [initials]

3. **NOTICES:** The Seller hereby appoints the Listing Brokerage as agent for the Seller for the purpose of giving and receiving notices pursuant to this Agreement. Where a Brokerage (Buyer's Brokerage) has entered into a representation agreement with the Buyer, the Buyer hereby appoints the Buyer's Brokerage as agent for the purpose of giving and receiving notices pursuant to this Agreement. **Where a Brokerage represents both the Seller and the Buyer (multiple representation), the Brokerage shall not be appointed or authorized to be agent for either the Buyer or the Seller for the purpose of giving and receiving notices.** Any notice relating hereto or provided for herein shall be in writing. In addition to any provision contained herein and in any Schedule hereto, this offer, any counter-offer, notice of acceptance thereof or any notice to be given or received pursuant to this Agreement or any Schedule hereto (any of them, "Document") shall be deemed given and received when delivered personally or hand delivered to the Address for Service provided in the Acknowledgement below, or where a facsimile number or email address is provided herein, when transmitted electronically to that facsimile number or email address, respectively, in which case, the signature(s) of the party (parties) shall be deemed to be original.

FAX No. .... (For delivery of Documents to Seller)   FAX No. .... (For delivery of Documents to Buyer)

Email Address: mike.brown@ca.cushwake.com (For delivery of Documents to Seller)   Email Address: henryhbroker@gmail.com (For delivery of Documents to Buyer)

4. **CHATTELS INCLUDED:**

Unless otherwise stated in this Agreement or any Schedule hereto, Seller agrees to convey all fixtures and chattels included in the Purchase Price free from all liens, encumbrances or claims affecting the said fixtures and chattels.

5. **FIXTURES EXCLUDED:**

6. **RENTAL ITEMS (Including Lease, Lease to Own):** The following equipment is rented and **not** included in the Purchase Price. The Buyer agrees to assume the rental contract(s), if assumable:

N/A

The Buyer agrees to co-operate and execute such documentation as may be required to facilitate such assumption.

7. **HST: If the sale of the property (Real Property as described above) is subject to Harmonized Sales Tax (HST), then such tax shall be in addition to the Purchase Price.** The Seller will not collect HST if the Buyer provides to the Seller a warranty that the Buyer is registered under the Excise Tax Act ("ETA"), together with a copy of the Buyer's ETA registration, a warranty that the Buyer shall self-assess and remit the HST payable and file the prescribed form and shall indemnify the Seller in respect of any HST payable. The foregoing warranties shall not merge but shall survive the completion of the transaction. If the sale of the property is not subject to HST, Seller agrees to certify on or before closing, that the transaction is not subject to HST. Any HST on chattels, if applicable, is not included in the Purchase Price.

8. **TITLE SEARCH:** Buyer shall be allowed until 6:00 p.m. on the 17 day of August, 20 15, (Requisition Date) to examine the title to the property at his own expense and until the earlier of: (i) thirty days from the later of the Requisition Date or the date on which the conditions in this Agreement are fulfilled or otherwise waived or; (ii) five days prior to completion, to satisfy himself that there are no outstanding work orders or deficiency notices affecting the property, that its present use (Industrial) may be lawfully continued and that the principal building may be insured against risk of fire. Seller hereby consents to the municipality or other governmental agencies releasing to Buyer details of all outstanding work orders and deficiency notices affecting the property, and Seller agrees to execute and deliver such further authorizations in this regard as Buyer may reasonably require.

INITIALS OF BUYER(S):   **INITIALS OF SELLER(S):**

9. **FUTURE USE:** Seller and Buyer agree that there is no representation or warranty of any kind that the future intended use of the property by Buyer is or will be lawful except as may be specifically provided for in this Agreement.

10. **TITLE:** Provided that the title to the property is good and free from all registered restrictions, charges, liens, and encumbrances except as otherwise specifically provided in this Agreement and save and except for (a) any registered restrictions or covenants that run with the land providing that such are complied with; (b) any registered municipal agreements and registered agreements with publicly regulated utilities providing such have been complied with, or security has been posted to ensure compliance and completion, as evidenced by a letter from the relevant municipality or regulated utility; (c) any minor easements for the supply of domestic utility or telephone services to the property or adjacent properties; and (d) any easements for drainage, storm or sanitary sewers, public utility lines, telephone lines, cable television lines or other services which do not materially affect the use of the property. If within the specified times referred to in paragraph 8 any valid objection to title or to any outstanding work order or deficiency notice, or to the fact the said present use may not lawfully be continued, or that the principal building may not be insured against risk of fire is made in writing to Seller and which Seller is unable or unwilling to remove, remedy or satisfy or obtain insurance save and except against risk of fire (Title Insurance) in favour of the Buyer and any mortgagee, (with all related costs at the expense of the Seller), and which Buyer will not waive, this Agreement notwithstanding any intermediate acts or negotiations in respect of such objections, shall be at an end and all monies paid shall be returned without interest or deduction and Seller, Listing Brokerage and Co-operating Brokerage shall not be liable for any costs or damages. Save as to any valid objection so made by such day and except for any objection going to the root of the title, Buyer shall be conclusively deemed to have accepted Seller's title to the property.

11. **CLOSING ARRANGEMENTS:** Where each of the Seller and Buyer retain a lawyer to complete the Agreement of Purchase and Sale of the property, and where the transaction will be completed by electronic registration pursuant to Part III of the Land Registration Reform Act, R.S.O. 1990, Chapter L4 and the Electronic Registration Act, S.O. 1991, Chapter 44, and any amendments thereto, the Seller and Buyer acknowledge and agree that the exchange of closing funds, non-registrable documents and other items (the "Requisite Deliveries") and the release thereof to the Seller and Buyer will (a) not occur at the same time as the registration of the transfer/deed (and any other documents intended to be registered in connection with the completion of this transaction) and (b) be subject to conditions whereby the lawyer(s) receiving any of the Requisite Deliveries will be required to hold same in trust and not release same except in accordance with the terms of a document registration agreement between the said lawyers. The Seller and Buyer irrevocably instruct the said lawyers to be bound by the document registration agreement which is recommended from time to time by the Law Society of Upper Canada. Unless otherwise agreed to by the lawyers, such exchange of the Requisite Deliveries will occur in the applicable Land Titles Office or such other location agreeable to both lawyers.

12. **DOCUMENTS AND DISCHARGE:** Buyer shall not call for the production of any title deed, abstract, survey or other evidence of title to the property except such as are in the possession or control of Seller. If requested by Buyer, Seller will deliver any sketch or survey of the property within Seller's control to Buyer as soon as possible and prior to the Requisition Date. If a discharge of any Charge/Mortgage held by a corporation incorporated pursuant to the Trust And Loan Companies Act (Canada), Chartered Bank, Trust Company, Credit Union, Caisse Populaire or Insurance Company and which is not to be assumed by Buyer on completion, is not available in registrable form on completion, Buyer agrees to accept Seller's lawyer's personal undertaking to obtain, out of the closing funds, a discharge in registrable form and to register same, or cause same to be registered, on title within a reasonable period of time after completion, provided that on or before completion Seller shall provide to Buyer a mortgage statement prepared by the mortgagee setting out the balance required to obtain the discharge, and, where a real-time electronic cleared funds transfer system is not being used, a direction executed by Seller directing payment to the mortgagee of the amount required to obtain the discharge out of the balance due on completion.

13. **INSPECTION:** Buyer acknowledges having had the opportunity to inspect the property and understands that upon acceptance of this offer there shall be a binding agreement of purchase and sale between Buyer and Seller.

14. **INSURANCE:** All buildings on the property and all other things being purchased shall be and remain until completion at the risk of Seller. Pending completion, Seller shall hold all insurance policies, if any, and the proceeds thereof in trust for the parties as their interests may appear and in the event of substantial damage, Buyer may either terminate this Agreement and have all monies paid returned without interest or deduction or else take the proceeds of any insurance and complete the purchase. No insurance shall be transferred on completion. If Seller is taking back a Charge/Mortgage, or Buyer is assuming a Charge/Mortgage, Buyer shall supply Seller with reasonable evidence of adequate insurance to protect Seller's or other mortgagee's interest on completion.

15. **PLANNING ACT:** This Agreement shall be effective to create an interest in the property only if Seller complies with the subdivision control provisions of the Planning Act by completion and Seller covenants to proceed diligently at his expense to obtain any necessary consent by completion.

INITIALS OF BUYER(S): **INITIALS OF SELLER(S):**

16. **DOCUMENT PREPARATION:** The Transfer/Deed shall, save for the Land Transfer Tax Affidavit, be prepared in registrable form at the expense of Seller, and any Charge/Mortgage to be given back by the Buyer to Seller at the expense of the Buyer. If requested by Buyer, Seller covenants that the Transfer/Deed to be delivered on completion shall contain the statements contemplated by Section 50(22) of the Planning Act, R.S.O.1990.

17. **RESIDENCY:** (a) Subject to (b) below, the Seller represents and warrants that the Seller is not and on completion will not be a non-resident under the non-residency provisions of the Income Tax Act which representation and warranty shall survive and not merge upon the completion of this transaction and the Seller shall deliver to the Buyer a statutory declaration that Seller is not then a non-resident of Canada;
(b) provided that if the Seller is a non-resident under the non-residency provisions of the Income Tax Act, the Buyer shall be credited towards the Purchase Price with the amount, if any, necessary for Buyer to pay to the Minister of National Revenue to satisfy Buyer's liability in respect of tax payable by Seller under the non-residency provisions of the Income Tax Act by reason of this sale. Buyer shall not claim such credit if Seller delivers on completion the prescribed certificate.

18. **ADJUSTMENTS:** Any rents, mortgage interest, realty taxes including local improvement rates and unmetered public or private utility charges and unmetered cost of fuel, as applicable, shall be apportioned and allowed to the day of completion, the day of completion itself to be apportioned to Buyer.

19. **TIME LIMITS:** Time shall in all respects be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by Seller and Buyer or by their respective lawyers who may be specifically authorized in that regard.

20. **PROPERTY ASSESSMENT:** The Buyer and Seller hereby acknowledge that the Province of Ontario has implemented current value assessment and properties may be re-assessed on an annual basis. The Buyer and Seller agree that no claim will be made against the Buyer or Seller, or any Brokerage, Broker or Salesperson, for any changes in property tax as a result of a re-assessment of the property, save and except any property taxes that accrued prior to the completion of this transaction.

21. **TENDER:** Any tender of documents or money hereunder may be made upon Seller or Buyer or their respective lawyers on the day set for completion. Money shall be tendered with funds drawn on a lawyer's trust account in the form of a bank draft, certified cheque or wire transfer using the Large Value Transfer System.

22. **FAMILY LAW ACT:** Seller warrants that spousal consent is not necessary to this transaction under the provisions of the Family Law Act, R.S.O.1990 unless Seller's spouse has executed the consent hereinafter provided.

23. **UFFI:** Seller represents and warrants to Buyer that during the time Seller has owned the property, Seller has not caused any building on the property to be insulated with insulation containing ureaformaldehyde, and that to the best of Seller's knowledge no building on the property contains or has ever contained insulation that contains ureaformaldehyde. This warranty shall survive and not merge on the completion of this transaction, and if the building is part of a multiple unit building, this warranty shall only apply to that part of the building which is the subject of this transaction.

24. **LEGAL, ACCOUNTING AND ENVIRONMENTAL ADVICE:** The parties acknowledge that any information provided by the brokerage is not legal, tax or environmental advice, and that it has been recommended that the parties obtain independent professional advice prior to signing this document.

25. **CONSUMER REPORTS:** The Buyer is hereby notified that a consumer report containing credit and/or personal information may be referred to in connection with this transaction.

26. **AGREEMENT IN WRITING:** If there is conflict or discrepancy between any provision added to this Agreement (including any Schedule attached hereto) and any provision in the standard pre-set portion hereof, the added provision shall supersede the standard pre-set provision to the extent of such conflict or discrepancy. This Agreement including any Schedule attached hereto, shall constitute the entire Agreement between Buyer and Seller. There is no representation, warranty, collateral agreement or condition, which affects this Agreement other than as expressed herein. For the purposes of this Agreement, Seller means vendor and Buyer means purchaser. This Agreement shall be read with all changes of gender or number required by the context.

27. **TIME AND DATE:** Any reference to a time and date in this Agreement shall mean the time and date where the property is located.

INITIALS OF BUYER(S): INITIALS OF SELLER(S):

78 **SUCCESSORS AND ASSIGNS:** The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms herein.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

(Witness) X Fan Zhou (Buyer/Authorized Signing Officer) (Seal) DATE X

(Witness) (Buyer/Authorized Signing Officer) (Seal) DATE

I, the Undersigned Seller, agree to the above offer. I hereby irrevocably instruct my lawyer to pay directly to the brokerage(s) with whom I have agreed to pay commission, the unpaid balance of the commission together with applicable Harmonized Sales Tax (and any other taxes as may hereafter be applicable), from the proceeds of the sale prior to any payment to the undersigned on completion, as advised by the brokerage(s) to my lawyer.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

(Witness) [signature] (Seller/Authorized Signing Officer) [signature] (Seal) DATE Aug 5/15

(Witness) (Seller/Authorized Signing Officer) (Seal) DATE

SPOUSAL CONSENT: The Undersigned Spouse of the Seller hereby consents to the disposition evidenced herein pursuant to the provisions of the Family Law Act, R.S.O.1990, and hereby agrees with the Buyer that he/she will execute all necessary or incidental documents to give full force and effect to the sale evidenced herein.

(Witness) (Spouse) (Seal) DATE

CONFIRMATION OF ACCEPTANCE: Notwithstanding anything contained herein to the contrary, I confirm this Agreement with all changes both typed and written was finally accepted by all parties at Toronto this 5th day of August, 20 15.

[signature] (Signature of Seller or Buyer)

INFORMATION ON BROKERAGE(S)

Listing Brokerage Cushman & Wakefield Tel.No. 416-494-9500

1100-3100 STEELES AVE EAST MARKHAM MIKE D. BROWN (Salesperson / Broker Name)

Co-op/Buyer Brokerage ROYAL FAMILY REALTY INC. Tel.No. (905) 604-6022

660 DENISON STREET MARKHAM HENRY H. K. LI (Salesperson / Broker Name)

ACKNOWLEDGEMENT

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

[signature] DATE Aug 5/15 (Seller)

(Seller) DATE

Address for Service

Tel.No.

Seller's Lawyer

Address

Email

Tel.No. FAX No.

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

X Fan Zhou DATE X (Buyer)

(Buyer) DATE

Address for Service

Tel.No.

Buyer's Lawyer

Address

Email

Tel.No. FAX No.

FOR OFFICE USE ONLY

COMMISSION TRUST AGREEMENT

To: Cooperating Brokerage shown on the foregoing Agreement of Purchase and Sale:
In consideration for the Cooperating Brokerage procuring the foregoing Agreement of Purchase and Sale, I hereby declare that all moneys received or receivable by me in connection with the Transaction as contemplated in the MLS® Rules and Regulations of my Real Estate Board shall be receivable and held in trust. This agreement shall constitute a Commission Trust Agreement as defined in the MLS® Rules and shall be subject to and governed by the MLS® Rules pertaining to Commission Trust.

DATED as of the date and time of the acceptance of the foregoing Agreement of Purchase and Sale. Acknowledged by:

[signature] (Authorized to bind the Listing Brokerage) Henry Li [signature] (Authorized to bind the Co-operating Brokerage)

OREA Ontario Real Estate Association

Form 500

Schedule A
Agreement of Purchase and Sale – Commercial

This Schedule is attached to and forms part of the Agreement of Purchase and Sale between:

BUYER, 123 Real Estate Development Ontario Ltd

SELLER, DIR Properties (Gp) Inc, and

for the purchase and sale of 11 Metropolitan Road, Toronto

dated the 20 day of May 2015

Buyer agrees to pay the balance as follows:

The Buyer agrees to pay the balance of the purchase price, subject to adjustments, by bank draft or certified cheque to the Seller, at closing

The Seller agrees to allow the Buyer to re-enter the above premises Four [4] more times, at a mutual convenient time to both parties, before the date of closing

The Buyer may ask for early closing and the Seller agrees to cooperate for that purpose, provided that the Buyer gives Thirty [30] days notice to the Seller in writing

The Buyer agrees to make a further deposit in the amount of One Hundred Thousand dollars [$100,000.00] CDN within two[2] business days of a firm and binding offer accepted by both parties.

The Seller agrees to provide a reliance letter from Pinchin regarding both Phase I and II, prior to closing

The Seller agrees to provide a reliance letter from Pinchin regarding Hazardous Building Materials Assessment, prior to closing

This form must be initialed by all parties to the Agreement of Purchase and Sale.

INITIALS OF BUYER(S): [initials] **INITIALS OF SELLER(S):** [initials]

OREA Ontario Real Estate Association

Form 320 for use in the Province of Ontario

Confirmation of Co-operation and Representation

Toronto Real Estate Board

BUYER: 123 Real Estate Development Ontario Ltd

SELLER: Du Properties (Gp) Inc

For the transaction on the property known as: 41 Metropolitan Road, Toronto

For the purposes of this Confirmation of Co-operation and Representation, "Seller" includes a vendor, a landlord, or a prospective, seller, vendor or landlord and "Buyer" includes a purchaser, a tenant, or a prospective, buyer, purchaser or tenant, "sale" includes a lease, and "Agreement of Purchase and Sale" includes an Agreement to Lease.

The following information is confirmed by the undersigned salesperson/broker representatives of the Brokerage(s). If a Co-operating Brokerage is involved in the transaction, the brokerages agree to co-operate, in consideration of, and on the terms and conditions as set out below.

DECLARATION OF INSURANCE: The undersigned salesperson/broker representative(s) of the Brokerage(s) hereby declare that he/she is insured as required by the Real Estate and Business Brokers Act, 2002 (REBBA 2002) and Regulations.

1. LISTING BROKERAGE

a) [✓] The Listing Brokerage represents the interests of the Seller in this transaction. It is further understood and agreed that:

1) [✓] The Listing Brokerage is not representing or providing Customer Service to the Buyer.
(If the Buyer is working with a Co-operating Brokerage, Section 3 is to be completed by Co-operating Brokerage)

2) [ ] The Listing Brokerage is providing Customer Service to the Buyer.

b) [ ] **MULTIPLE REPRESENTATION:** The Listing Brokerage has entered into a Buyer Representation Agreement with the Buyer and represents the interests of the Seller and the Buyer, with their consent, for this transaction. The Listing Brokerage must be impartial and equally protect the interests of the Seller and the Buyer in this transaction. The Listing Brokerage has a duty of full disclosure to both the Seller and the Buyer, including a requirement to disclose all factual information about the property known to the Listing Brokerage. However, the Listing Brokerage shall not disclose:

- That the Seller may or will accept less than the listed price, unless otherwise instructed in writing by the Seller;
- That the Buyer may or will pay more than the offered price, unless otherwise instructed in writing by the Buyer;
- The motivation of or personal information about the Seller or Buyer, unless otherwise instructed in writing by the party to which the information applies, or unless failure to disclose would constitute fraudulent, unlawful or unethical practice;
- The price the Buyer should offer or the price the Seller should accept;
- And, the Listing Brokerage shall not disclose to the Buyer the terms of any other offer.

However, it is understood that factual market information about comparable properties and information known to the Listing Brokerage concerning potential uses for the property will be disclosed to both Seller and Buyer to assist them to come to their own conclusions.

Additional comments and/or disclosures by Listing Brokerage: (e.g. The Listing Brokerage represents more than one Buyer offering on this property.)

2. PROPERTY SOLD BY BUYER BROKERAGE – PROPERTY NOT LISTED

[ ] The Brokerage ____________ represent the Buyer and the property is not listed with any real estate brokerage. The Brokerage will be paid
(does/does not)

[ ] by the Seller in accordance with a Seller Customer Service Agreement

or: [ ] by the Buyer directly

Additional comments and/or disclosures by Buyer Brokerage: (e.g. The Buyer Brokerage represents more than one Buyer offering on this property.)

INITIALS OF BUYER(S)/SELLER(S)/BROKERAGE REPRESENTATIVE(S) (Where applicable)

BUYER	CO-OPERATING/BUYER BROKERAGE	SELLER	LISTING BROKERAGE

WEBForms® Jan/2015

3. Co-operating Brokerage completes Section 3 and Listing Brokerage completes Section 1.

CO-OPERATING BROKERAGE- REPRESENTATION:

a) ☑ The Co-operating Brokerage represents the interests of the Buyer in this transaction

b) ☐ The Co-operating Brokerage is providing Customer Service to the Buyer in this transaction

c) ☐ The Co-operating Brokerage is not representing the Buyer and has not entered into an agreement to provide customer service(s) to the Buyer

CO-OPERATING BROKERAGE- COMMISSION:

a) ☑ The Listing Brokerage will pay the Co-operating Brokerage the commission as indicated in the MLS® information for the property

2½ + HST

(Commission As Indicated In MLS® Information) to be paid from the amount paid by the Seller to the Listing Brokerage.

b) ☐ The Co-operating Brokerage will be paid as follows:

Additional comments and/or disclosures by Co-operating Brokerage: (e.g., The Co-operating Brokerage represents more than one Buyer offering on this property.)

Commission will be payable as described above, plus applicable taxes.

COMMISSION TRUST AGREEMENT: If the above Co-operating Brokerage is receiving payment of commission from the Listing Brokerage, then the agreement between Listing Brokerage and Co-operating Brokerage further includes a Commission Trust Agreement, the consideration for which is the Co-operating Brokerage procuring an offer for a trade of the property, acceptable to the Seller. This Commission Trust Agreement shall be subject to and governed by the MLS® rules and regulations pertaining to commission trust of the Listing Brokerage's local real estate board, if the local board's MLS® rules and regulations so provide. Otherwise, the provisions of the OREA recommended MLS® rules and regulations shall apply to this Commission Trust Agreement. For the purpose of this Commission Trust Agreement, the Commission Trust Amount shall be the amount noted in Section 3 above. The Listing Brokerage hereby declares that all monies received in connection with the trade shall constitute a Commission Trust and shall be held, in trust, for the Co-operating Brokerage under the terms of the applicable MLS® rules and regulations.

SIGNED BY THE BROKER/SALESPERSON REPRESENTATIVE(S) OF THE BROKERAGE(S) (Where applicable)

ROYAL FAMILY REALTY INC (Name of Co-operating/Buyer Brokerage)	Cushman & Wakefield (Name of Listing Brokerage)
660 DENISON STREET MARKHAM	1100-3100 STEELES AVE EAST MARKHAM
Tel. (905) 604-6022 Fax. (905) 604-6448	Tel. 416-494-9500 Fax. 416-494-9444
[signature] Date: 30 July 2015 (Authorized to bind the Co-operating/Buyer Brokerage)	[signature] Date: Aug 6 /15 (Authorized to bind the Listing Brokerage)
HENRY H. K. LI (Print Name of Broker/Salesperson Representative of the Brokerage)	MIKE D. BROWN (Print Name of Broker/Salesperson Representative of the Brokerage)

CONSENT FOR MULTIPLE REPRESENTATION (To be completed only if the Brokerage represents more than one client for the transaction)

The Buyer/Seller consent with their initials to their Brokerage representing more than one client for this transaction.

BUYER'S INITIALS SELLER'S INITIALS

ACKNOWLEDGEMENT

I have received, read, and understand the above information:

X [signature] X (Signature of Buyer) Date:	[signature] Date: Aug 5/15 (Signature of Seller)
(Signature of Buyer) Date:	(Signature of Seller) Date: